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                                 EXHIBIT 10.18

                         MARVIN KANTOR NOTE/COLLATERAL

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                            DEMAND BUSINESS LOAN NOTE


$300,000.00                               DATE: EFFECTIVE AS OF FEBRUARY 1, 1999


      PROMISE TO PAY: For value received, the undersigned, WENDT-BRISTOL HEALTH SERVICES CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of MARVIN D. KANTOR (the "Lender"), at 1000 Urlin Avenue, Columbus, Ohio 43212 (or such other address as the Lender shall give notice of to the Borrower), the sum of Three Hundred Thousand Dollars ($300,000.00), plus interest computed on the basis of the actual number of days elapsed in a year of 365/366 days at the rate of eight percent (8%) per annum (the "Note Rate") on the principal amount outstanding from time to time, whether by acceleration or otherwise, and, upon the occurrence of an Event of Default hereunder and during the continuance of such, the interest rate per annum shall be 100 basis points above the Note Rate. Interest shall be payable quarterly on a calendar year basis.

      In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

      Principal shall be due and payable on demand. This Note is a demand Note due and owing immediately upon demand by Lender. Immediate action to enforce its payment may be taken at any time, without notice and without reason.

      This Note is a revolving credit subject to the terms of this paragraph. Subject to the conditions hereof and of any other agreement between the parties relating hereto and until demand, the undersigned may borrow and re-borrow from the Lender and the Lender may, in its sole discretion, lend and re-lend to the undersigned such amounts not to exceed Three Hundred Thousand Dollars ($300,000.00) as the undersigned may at any time and from time to time request upon satisfactory notice to the Lender.

      The Borrower may at any time prepay this Note, in whole or in part, without premium or penalty, together with accrued interest on the amount of any such prepayment.

      SECURITY: To secure the payment of this Note, the Borrower has executed and delivered to the Lender a certain Stock Pledge Agreement dated effective as of February 1, 1999.

      RELATED DOCUMENTS: The terms of any other documents executed as part of the loan evidenced by this Note are incorporated herein by reference.

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                         ADDITIONAL TERMS AND CONDITIONS

      EVENTS OF DEFAULT: If any of the following events occurs:

      1. The Borrower fails to timely pay any amount payable under this Note;

      2. The Borrower (a) fails to observe or perform any other term of this Note; (b) fails to observe or perform any term of the Pledge Agreement; (c) makes any materially incorrect or misleading representation, warranty, or certificate to the Lender; or (d) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Lender;

      3. The Borrower (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee for itself or for a substantial part of its assets; or (c) commences or consents to any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;

      4. A custodian, receiver or trustee is appointed for the Borrower or for a substantial part of its assets without its consent and is not removed within sixty (60) days after such appointment; or

      5. Proceedings are commenced against the Borrower under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction, and such proceedings remain undismissed for sixty (60) days after commencement; or the Borrower consents to the commencement of those proceedings;

then this Note shall become due immediately, without notice, at the Lender's option.

      REMEDIES: If this Note is not paid at maturity, whether by acceleration or otherwise, the Lender shall have all of the rights and remedies provided by any law or agreement. The Borrower is liable to the Lender for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

      WAIVER: Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the collateral securing this Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Lender of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy.


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No waiver or indulgence by the Lender of any default shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

      MISCELLANEOUS This Note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Lender, its successors and assigns. Any reference to the Lender shall include any holder of this Note. This
Note is delivered in the State of Ohio and governed by Ohio law. Section headings are for convenience of reference only and shall not affect the interpretation of this Note. This Note and all related loan documents embody the entire agreement between the Borrower and the Lender regarding the terms of the loan evidenced by this Note, and supersede all oral statements and prior writings relating to that loan. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      CONFESSION OF JUDGMENT: The Borrower irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by the Lender, to appear for the Borrower in any court of record in Franklin County, Ohio (which the Borrower acknowledges to be the place where this Note was made), or any other state or jurisdiction wherein the Borrower may then reside, to (i) waive the issuing and service of process; (ii) confess judgment against the Borrower in favor of the holder of this Note for the amount then due, together with costs of suit; (iii) release all errors; and (iv) waive all rights of appeal. The Borrower consents to the jurisdiction and venue of that court. The Borrower waives any conflict of interest that any attorney-at-law, including any attorney-at-law employed or retained by the Lender, may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                       WENDT-BRISTOL HEALTH
                                       SERVICES CORPORATION


                                       BY:
                                          -----------------------------------
                                          SHELDON A. GOLD, PRESIDENT



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                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made effective as of February 1, 1999 by WENDT-BRISTOL HEALTH SERVICES CORPORATION, (the "Borrower"), in favor of MARVIN D. KANTOR, (the "Lender").

                             BACKGROUND INFORMATION

         A. Borrower is the owner of 1,017,560 shares of the capital stock of Wendt-Bristol Diagnostics Company, an Ohio corporation ("W-BDC"), evidenced by the following Certificates:

                  CERTIFICATE           NUMBER OF
                     NUMBER              SHARES

                      D 0050             437,675
                      D 0051              20,000
                    WBD 0287              10,000
                    WBD 0326                 400
                    WBD 0332             172,685
                    WBD 0335             300,000
                    WBD 0351                 600
                    WBD 0356               1,000
                    WBD 0397               1,200
                    WBD 0409              25,000
                    WBD 0413              45,000
                    WBD 0431               4,000
                                       ---------
                             TOTAL     1,017,560

         B. Lender, in the past has agreed to continue to make loans to Borrower in the aggregate principal amount of $300,000 (the "Loan"), which Loan is evidenced by a revolving Demand Business Loan Note payable to the order of Lender executed by Borrower, dated effective as of February 1, 1999 (the "Note").

         C. The execution of this Agreement and the delivery of the Pledged Stock (as defined below) to Lender are conditions precedent to Lender's obligation to make the Loan.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing, in order to induce Lender to make the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby agrees with Lender as follows:

         SECTION 1. DEFINED TERMS. For purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:
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         "Collateral" shall mean all property (whether described herein or not)
at any time pledged or required to be pledged to Lender hereunder, including the Pledged Stock, and all payments to be made by W-BDC pursuant thereto, income therefrom and proceeds thereof.

         "Pledged Stock" shall mean the 1,017,560 shares of the capital stock of W-BDC owned by Borrower and evidenced by Certificate Nos. D 0050, D 0051, WBD 0287, WBD 0326, WBD 0332, WBD 0335, WBD 0351, WBD 0356, WBD 0397, WBD 0409, WBD
0413 and WBD 0431 as more fully set forth in Background Information, Paragraph B above which is hereby incorporated by reference herein, together with all shares, certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all the foregoing, now or hereafter owned or acquired by Borrower.

         SECTION 2. PLEDGE.

         (a) Borrower hereby pledges, assigns, hypothecates, transfers and delivers to Lender the Pledged Stock and agrees to pledge all additional shares of capital stock of W-BDC that Borrower may hereafter acquire with respect thereto; and grants to Lender a first lien on and security interest in (i) the Pledged Stock; (ii) all certificates, shares, notes, obligations, distributions, securities and other property issued or delivered from time to time in lieu of or in substitution for or with respect to the Pledged Stock; (iii) all present and future security and collateral for any of the foregoing; and (iv) all payments or other proceeds under or with respect to any of the foregoing, as collateral security for the due and punctual payment and performance by Borrower of all its obligations and liabilities, absolute or contingent, liquidated or unliquidated, now existing or hereinafter incurred under, arising out of and in connection with the Loan and the Note, whether for principal, interest, fees, costs, expenses or otherwise (all the foregoing being hereinafter called the "Obligations").

         (b) Borrower shall deliver to Lender the certificate(s) for the Pledged Stock and a stock transfer power(s) duly endorsed in blank simultaneously herewith, in form and substances satisfactory to Lender.

         (c) So long as no Event of Default (as defined in Section 5 hereof) shall have occurred and be continuing at any time, Borrower shall have the right to exercise all voting rights, and to receive and retain all cash dividends and other cash payments, with respect to the Pledged Stock. Upon the occurrence of, and during the continuation of, an Event of Default, Lender, at Lender's option, may (i) receive any such cash dividends and other cash payments, and (ii) have any part or all of the Pledged Stock registered in its name or that of its nominee, and Borrower hereby covenants that, upon Lender's request, Borrower will cause W-BDC, the transfer agent or registrar of the Pledged Stock to effect such registration. Immediately and without further notice, upon the occurrence of, and during the continuance of, an Event of Default, whether or not the Pledged Stock shall have been registered in the name of Lender or its nominee, Lender or its nominee shall have, with respect to the Pledged Stock, the right to exercise all voting rights as to

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the Pledged Stock, all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; provided, however, that (i) Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and (ii) Lender may by written notice to Borrower relinquish, either partially or completely in accordance with any terms or conditions Lender may set forth in such notice, any or all voting rights Lender may acquire pursuant to this Section 2(c).

         SECTION 3. NOTICE TO W-BDC. Within five (5) days after the execution of this Agreement, Borrower shall give notice of the pledge of the Pledged Stock pursuant to this Agreement to W-BDC, such notice to be in the form of the Notice of Pledge attached hereto as Exhibit A.

         SECTION 4. DISTRIBUTIONS, ETC. If Borrower shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, any Collateral, including, without limitation:

         (a) stock certificates, including, without limitation, any certificates representing a stock dividend or issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

         (b) options, warrants or rights, whether as an addition to, or in substitution or in exchange for, any of the Pledged Stock, or otherwise; or

         (c) dividends or distributions payable in money (subject to the right of Borrower to receive and retain such dividends and distributions in accordance with Section 2(c) hereof) or other property, including securities issued by a person other than W-BDC.

then Borrower shall accept the same as Lender's agent and hold the same in trust on behalf of and for the benefit of Lender, segregated from the other assets of Borrower and deliver the same forthwith to Lender, in the exact form received, with the endorsement of Borrower when necessary and/or appropriate undated powers, duly executed in blank, to be held by Lender, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock or Collateral upon the liquidation or dissolution of W-BDC shall be paid over to Lender, as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock or other Collateral which is received by Borrower shall, until paid or delivered to Lender, be held by Borrower in

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trust, segregated from the other assets of Borrower, as additional collateral security for the Obligations.

         SECTION 5. EVENTS OF DEFAULT; REMEDIES.

         (a) The occurrence of any of the following events shall constitute an "Event of Default".

         (i) Borrower shall default in the observance or performance of any term, covenant or agreement contained herein; or

         (ii) an Event of Default, as such term is defined in the Note shall occur and be continuing after any applicable grace or cure period.

         (b) Upon the occurrence and during the continuance of any Event of Default, Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at Lender's offices or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt appropriation, realization or sale after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral, including reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral, including reasonable attorneys' fees and legal expenses, to the payment of the Obligations in such order as Lender may elect, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law. Borrower agrees that, to the extent permitted by law, Lender need not give more than ten
(10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. In addition to the rights and remedies granted to it in this Agreement, the Note and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Ohio. All waivers by Borrower of rights (including rights to notice) and all rights and remedies afforded Borrower herein, and all other provisions of this Agreement, are expressly made subject to any applicable mandatory provisions of law limiting, or imposing conditions (including conditions as to reasonableness) upon, such waivers or the effectiveness thereof or any such rights and remedies. Any sale or other disposition of the Collateral shall be in compliance with all provisions of the Uniform Commercial Code of the State of Ohio.

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         SECTION 6. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower
represents and warrants that:

         (a) Borrower is the legal record and beneficial owner of the Pledged Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except as created by this Agreement;

         (b) Borrower has full power, authority and legal right to pledge, and grant a security interest in, the Pledged Stock and the Collateral pursuant to this Agreement; and

         (c) this Agreement has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower.

         SECTION 7. COVENANTS OF BORROWER. Borrower covenants and agrees that:

         (a) Borrower will defend the right, title and security interest of Lender in and to the Pledged Stock, the proceeds thereof and all other Collateral against the claims and demands of all persons whomsoever;

         (b) Borrower will not sell, convey or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in, or with respect to, any of the Pledged Stock or the proceeds thereof, other than that created hereby; and

         (c) Borrower will execute any and all documents reasonably requested by Lender to continue, protect, perfect or otherwise defend Lender's interest in and to the Collateral.

         SECTION 8. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9. NO WAIVER; CUMULATIVE REMEDIES. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided

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are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         SECTION 10. WAIVERS; AMENDMENTS. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and Borrower. This Agreement and all obligations of Borrower hereunder shall be binding upon Borrower's successors and assigns, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and its successors and assigns; provided, that neither Borrower nor Lender may assign this Agreement without the prior written consent of the other.

         SECTION 11. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Ohio applicable to agreements executed, delivered and performed within such state.

         SECTION 12. NOTICES. Notices from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number as set forth below by any of the following means: (a) hand delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class or express mail, postage prepaid; (d) Federal Express, Purolator Courier or like overnight courier service; or (e) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier

               If to Borrower:     Wendt-Bristol Health Services Corporation
                                   Attn: Sheldon A. Gold, President
                                   Two Nationwide Plaza
                                   280 North High Street, Suite 760
                                   Columbus, Ohio 43215

               If to Lender:       Marvin D. Kantor
                                   1000 Urlin Avenue, Apt. 919
                                   Columbus, Ohio 43212

         SECTION 13. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of all Obligations, (ii) be binding upon Borrower and Borrower's successors and assigns, and (iii) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns. Lender shall deliver to

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Borrower, upon termination of this Agreement, such of the Pledged Stock and
Collateral as shall not have been sold or otherwise disposed of pursuant to this Agreement.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Agreement, effective as of February 1, 1999.


                                        BORROWER:

                                        WENDT-BRISTOL HEALTH SERVICES
                                        CORPORATION, A DELAWARE CORPORATION

                                   By:  /s/ Sheldon A. Gold
                                        -----------------------------------
                                        SHELDON A. GOLD, PRESIDENT

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